                                                    Registration No.
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                          INSIGHT HEALTH SERVICES CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   33-0702770
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            4400 MACARTHUR BOULEVARD
                         NEWPORT BEACH, CALIFORNIA 92660
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

         INSIGHT HEALTH SERVICES CORP. 1997 MANAGEMENT STOCK OPTION PLAN
          INSIGHT HEALTH SERVICES CORP. 1998 EMPLOYEE STOCK OPTION PLAN
              INSIGHT HEALTH SERVICES CORP. 1999 STOCK OPTION PLAN
                           (FULL TITLES OF THE PLANS)

                               STEVEN T. PLOCHOCKI
                                PRESIDENT AND CEO
                          INSIGHT HEALTH SERVICES CORP.
                       4400 MACARTHUR BOULEVARD, SUITE 800
                         NEWPORT BEACH, CALIFORNIA 92660
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (949) 476-0733
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:
                         MARILYN U. MACNIVEN-YOUNG, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          INSIGHT HEALTH SERVICES CORP.
                       4400 MACARTHUR BOULEVARD, SUITE 800
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (949) 756-7222

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                 Proposed            Proposed
                                                Amount           Maximum             Maximum           Amount of
           Title of Securities                  to be         Offering Price    Aggregate Offering    Registration
            to be Registered                Registered (1)    Per Share (2)           Price               Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
                                                500,000          $  8.37           $ 4,187,500.00
                                                250,000          $ 12.57           $ 3,142,500.00
                                                125,000          $  8.37           $ 1,046,250.00
                                                375,000          $  7.25           $ 2,718,750.00       $2,929.08
==================================================================================================================

(1) Also covers any additional shares of the registrant's Common Stock as may be required pursuant to the stock option plans by reason of any stock dividend, stock split, recapitalization or other similar change in the Common Stock.

(2) Calculated pursuant to Rule 457(h)(1) based on the actual price at which the options may be exercised or based on the price of the registrant's Common Stock, as applicable.

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                                      -2-

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         1. The registrant's annual report on Form 10-K for the year ended June 30, 1999, filed with the Securities and Exchange Commission on September 28, 1999, which contains audited financial statements for the year ended June 30, 1999.

         2. Description of the registrant's Common Stock contained in the registrant's prospectus filed with the Securities and Exchange Commission on May 13, 1996, pursuant to Rule 424(b)(3) under the Securities Act of 1933.

         3. The registrant's quarterly reports on Form 10-Q for the quarters ended September 30, 1999 (filed with the Securities and Exchange Commission on November 15, 1999) and December 31, 1999 (filed with the Securities and Exchange Commission on February 12, 2000).

         4. The registrant's current report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2000.


         In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law (the "Delaware Law"), a corporation formed under Delaware law is permitted to indemnify its directors, officers, and other corporate agents, against any expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement of nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding in which they or any of them were or are made parties or threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Law provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of the liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

         The registrant's bylaws provide that the registrant may indemnify its directors, officers, and certain of its other corporate agents to the fullest extent permitted under the Delaware Law for all expense, liability and loss (including attorneys' fees actually and reasonably incurred by them) in a proceeding by reason of such capacity.

         The registrant's certificate of incorporation states that, to the fullest extent permitted by the Delaware Law, a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for a breach of fiduciary duty as the registrant's director.

         The registrant has purchased and maintains liability insurance against liabilities that may be asserted against such persons in connection with the registrant, whether or not indemnification against such liabilities would be permitted under the provisions of the registrant's certificate of incorporation or bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.  EXHIBITS

         See Exhibit Index.


ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:


                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  PROVIDED, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.


                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     o o o

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on the 3rd day of March, 2000.


                                     INSIGHT HEALTH SERVICES CORP.



                                     By:   /s/ Steven T. Plochocki
                                           -------------------------------------
                                           Steven T. Plochocki
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Steven T. Plochocki his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE                              DATE
------------------------               -----------------------            ----------------
/s/ Steven T. Plochocki                Director, President and            March 3, 2000
---------------------------------      Chief Executive Officer
Steven T. Plochocki                    (Principal Executive Officer)


/s/ Thomas V. Croal                    Executive Vice President and       March 3, 2000
---------------------------------      Chief Financial Officer
Thomas V. Croal                        (Principal Accounting Officer)


/s/ Michael E. Aspinwall               Director                           March 3, 2000
---------------------------------
Michael E. Aspinwall


/s/ Grant R. Chamberlain               Director                           March 3, 2000
---------------------------------
Grant R. Chamberlain


/s/ W. Robert Dahl                     Director                           March 3, 2000
---------------------------------
W. Robert Dahl


---------------------------------      Director                           March _, 2000
Frank E. Egger


/s/ Leonard H. Habas                   Director                           March 3, 2000
---------------------------------
Leonard H. Habas


/s/ Ronald G. Pantello                 Director                           March 3, 2000
---------------------------------
Ronald G. Pantello


                                       Director                           March _, 2000
---------------------------------
Glenn A. Youngkin


                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
-------

4    Instruments Defining Rights of Security Holders

     (a) InSight Health Services Corp. 1997 Management Stock Option Plan, incorporated by reference to Exhibit 10.2 of the registrant's Registration Statement on Form S-4 ("Form S-4"), filed with the Securities and Exchange Commission on August 4, 1998.

     (b) InSight Health Services Corp. 1998 Employee Stock Option Plan, incorporated by reference to Exhibit 10.1 of the registrant's Form S-4.

     (c) InSight Health Services Corp. 1999 Stock Option Plan, filed herewith.


5    Opinion of Arent Fox Kintner Plotkin & Kahn, PLLC, filed herewith.

24   Consents

     (a) Consent of Arent Fox Kintner Plotkin & Kahn, PLLC: included in
         Exhibit 5.

     (b) Consent of Arthur Andersen LLP, filed herewith.


25   Power of Attorney: included on signature page.